SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):         Commission File Number
         July 27, 1998                                            0-7674


                        FIRST FINANCIAL BANKSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)


            Texas                                                75-0944023
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)


                      400 Pine Street, Abilene, Texas 79601
                   (Address of Executive Offices and Zip Code)

                  Registrant's Telephone Number (915) 627-7155

ITEM 5.  Other Events.

         On July 27, 1998, First Financial Bankshares, Inc. (the "Company") executed a Letter of Intent with Cleburne State Bank ("CSB") to acquire all of the issued and outstanding shares of the common stock of CSB. The proposed acquisition is subject to negotiation, preparation and approval of a definitive written Stock Exchange Agreement between the Company and CSB. Acquisition of CSB by the Company is additionally subject to the approval by the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities. Following execution of a definitive Stock Exchange Agreement and approval by appropriate regulatory authorities, it is anticipated that the Company would, pursuant to a Prospectus and upon or following the effective date of a Registration Statement to be filed with the Securities and Exchange Commission, offer to exchange 1.75 shares of its common stock for each outstanding share of CSB common stock. Completion of the anticipated transaction could reasonably be expected prior to year end, and thereafter it is anticipated that CSB would merge into the Company's affiliate, First National Bank in Cleburne.

         CSB is a state chartered banking association chartered in 1980. CSB has total assets of $83,000,000 and deposits of $76,000,000, and operates two full service locations, one in Cleburne, Texas and a branch in nearby Alvarado, Texas. The Company's affiliated bank in Cleburne, Texas, First National Bank in Cleburne, has total assets of $100,000,000 and operates locations in Cleburne, Texas and Burleson, Texas.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FIRST FINANCIAL BANKSHARES, INC.
                                                        (Registrant)



DATE: August 3, 1998                       By:  /S/ CURTIS R. HARVEY
                                                -------------------------------
                                                CURTIS R. HARVEY
                                                Executive Vice President and
                                                Chief Financial Officer